Exhibit 99.2

EMPLOYMENT AGREEMENT TERMINATION AGREEMENT

This EMPLOYMENT AGREEMENT TERMINATION AGREEMENT is made as of October 8, 2004 (the “Agreement”), between GUITAR CENTER, INC., a Delaware corporation (the “Company”), and Larry Thomas (the “Executive”), effective eight (8) days after the Executive’s signature, unless the Executive revokes his acceptance as provided in Section 8(c), below (the “Effective Date”).

RECITALS:

A.            The Company and the Executive are parties to that certain Amended and Restated Employment Agreement, dated as of June 6, 2001, as amended by that certain Amendment to Amended and Restated Employment Agreement, dated as of March 24, 2003, as further amended by that certain Amendment No. 2 to Amended and Restated Employment Agreement, dated as of July 1, 2003, and as further amended by that certain Amendment No. 3 to Amended and Restated Employment Agreement, dated as of January 1, 2004 (together, the “Employment Agreement”).

B.            By its terms, the Employment Agreement provides for stated severance benefits in the event that the Executive shall terminate the Employment Agreement for “Reasonable Justification” as defined in Section 4(g) of the Employment Agreement, which term includes, among other things, a change in the Executive’s title.

C.            The Executive and the Company desire to consent to a termination of the Employment Agreement upon the terms and the conditions set forth herein.

D.            Capitalized terms used in this Agreement and not defined herein shall have the meanings given to them in the Employment Agreement.

AGREEMENT:

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             EMPLOYMENT AGREEMENT TERMINATED.  The Employment Agreement shall be terminated effective as of December 15, 2004.  Except as set forth in this Agreement, neither the Company nor the Executive shall have any further obligation under the Employment Agreement.

2.             COMPENSATION.  The Company shall, from and after the date hereof, pay compensation to the Executive as set forth in this Section 2 (unless the Executive has breached the provisions of this Agreement or Sections 6, 7 or 8 of the Employment Agreement, in which case the provisions of Section 10(a)(iii) shall apply), which compensation shall represent full satisfaction of the Company’s obligations to the Executive under the Employment Agreement.  The Company and the Executive acknowledge that such payments represent compensation to the Executive for his services through December 31, 2004.

(a)           Base Salary.  The Company shall continue to pay the Executive’s Base Salary at the current rate of $650,000 per year through December 31, 2004.

(b)           Bonus for 2004.  The Company shall pay the Executive a bonus for the fiscal year ending December 31, 2004 in accordance with the Company’s existing Senior Executive Performance Bonus Plan and the provisions of Section 3(b) of the Employment Agreement.

(c)           Lump Sum Payment.  Promptly after March 16, 2005, the Company shall make a lump-sum payment to the Executive in the amount of $1,906,667 (the “Lump Sum Payment”).  As a condition to the Executive’s receipt of the Lump Sum Payment, the Executive shall execute a release in favor of the Company substantially in the form of Section 8 of this Agreement, which release shall be effective as of March 16, 2005, and the applicable revocation period under the Older Workers Benefit Protection Act of 1990 shall have lapsed without the Executive’s revocation of such release.

(d)           Perquisites.  The Executive’s current perquisites, including without limitation, the use of a Company-provided automobile and healthcare benefits, shall remain in place through December 31, 2004 in the same manner as provided in the Employment Agreement.

(e)           Expenses.  The Company shall reimburse the Executive for all reasonable expenses incurred by him through December 31, 2004 in the course of performing his duties under the Employment Agreement which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documenting such expenses.

(f)            Timing of Payments; Tax Withholding.  The payments called for by Sections 2(a), 2(b) and 2(e) shall be payable in such installments and at such times as is the policy of the Company with respect to its senior executive employees.  All payments called for by this Section 2 shall be subject to federal, state and local withholding and other employment taxes, as applicable.

(g)           Stock Options. The Executive’s outstanding unexercised stock options to purchase shares of the Company’s common stock shall continue to be governed by the terms of the stock option agreements pursuant to which such stock option agreements were granted and the Company’s 1997 Equity Participation Plan, as amended.  The vesting of such stock options shall not accelerate as a result of the transactions contemplated by this Agreement.

3.             RESIGNATIONS.  The Executive shall resign as the Chairman of the Board effective with the Board of Directors meeting scheduled for October 28, 2004.  The Executive shall resign as Co-Chief Executive Officer and, more generally, as an executive officer of the Company and an executive officer and director of any of its Subsidiaries effective December 15, 2004.  The Company and the Executive acknowledge and agree that the Executive will continue to serve as a non-officer employee of the Company in the capacity as Chairman Emeritus of the Company and Chairman of the Guitar Center Music Education Foundation

effective December 15, 2004.  The parties acknowledge that, effective January 1, 2005, the Executive will be compensated pursuant to the terms of that certain Employment Agreement effective as of January 1, 2005 (the “New Employment Agreement”).  The parties further acknowledge that the Executive’s status as an employee of the Company and his participation in the Company’s employee benefit plans is intended to be continuous and without interruption.

4.             CONTINUATION OF CERTAIN OBLIGATIONS OF EXECUTIVE.  The Executive acknowledges and reaffirms his obligations to the Company pursuant to Sections 6 (Nondisclosure and Nonuse of Confidential Information), 7 (Inventions and Patents) and 8 (Non-Compete and Non-Solicitation) of the Employment Agreement.  Without limiting the provisions of Sections 6, 7 and 8 of the Employment Agreement, the Executive understands and agrees that (i) in the course of his employment with the Company, he has been acquiring confidential information and trade secrets concerning their operations, their future plans and their methods of doing business, (ii) it would be extremely damaging to the Company if he disclosed such information to a competitor or made it available to any other person or company, (iii) such information was divulged to him in confidence, and (iv) he will keep such information secret and confidential unless disclosure is required by court order or otherwise by compulsion of law.  In view of the nature of his employment and the information and trade secrets which he has been receiving during the course of his employment, the Executive also agrees that the Company would be irreparably harmed by any violation, or threatened violation of the agreements in this Section 4 or Sections 6, 7 and 8 of the Employment Agreement and that, therefore, the Company shall be entitled to an injunction prohibiting the Executive from any violation or threatened violation of such agreements or sections without the requirement that any bond be posted.

5.             SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934.  The Executive acknowledges that by virtue of his status as a director of the Company, he will continue to be subject to certain provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and notwithstanding resignation of his status as an executive officer, he agrees to comply with such provisions.  Absent a legal determination to the contrary, the Company’s records will show that December 1, 2004 was the last date that the Executive was an “Executive Officer” of the Company (as such term is used under the Securities Exchange Act of 1934, as amended).

6.             INDEMNIFICATION.  The Company and the Executive have entered into an Indemnification Agreement substantially in the form filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.  The Indemnification Agreement shall survive the termination of the Employment Agreement.

7.             EXECUTIVE REPRESENTATIONS.

(a)           General.  The Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which the Executive is a party or any judgment, order or decree to which the Executive is subject, (ii) the Executive is not a party to or bound by any employment agreement, consulting agreement, non-compete agreement, confidentiality agreement or similar agreement with any other person or entity and (iii) upon the execution and delivery of this

Agreement by the Company and the Executive, this Agreement will be a valid and binding obligation of the Executive, enforceable in accordance with its terms.

(b)           Representation by Counsel.  The Executive represents and agrees that he fully understands his right to discuss all aspects of this Agreement with his private attorney, and that to the extent, if any, that he desired, he availed himself of such right.  The Executive further represents that he has carefully read and fully understands all of the provisions of this Agreement, that he is competent to execute this Agreement, that his agreement to execute this Agreement has not been obtained by any duress and that he freely and voluntarily enters into it, and that he has read this document in its entirety and fully understands the meaning, intent and consequences of this document.

8.             GENERAL RELEASE OF CLAIMS BY EXECUTIVE.

(a)           General Release.  As of the Effective Date, the Executive, on behalf of himself and his executors, heirs, administrators, representatives and assigns, hereby releases and forever discharges the Company and all predecessors, successors and their respective parent corporations, affiliates, related, and/or subsidiary entities, and all of their past and present investors, directors, shareholders, officers, general or limited partners, employees, attorneys, agents and representatives, and employee benefit plans in which the Executive is or has been a participant by virtue of his employment with the Company, from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys’ fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected (collectively, “Claims”), which the Executive has or may have had against such entities based on any events or circumstances arising or occurring on or prior to the date hereof or on or prior to the date hereof, arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever the Executive’s employment by the Company or the separation thereof, and any and all claims arising under federal, state, or local laws relating to employment, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, claims of any kind that may be brought in any court or administrative agency, any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Older Workers Benefit Protection Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, and similar state or local statutes, ordinances, and regulations; provided, however, that this release shall not apply to any right of indemnification provided to the Executive by statute, charter or the Indemnification Agreement.

(b)           California Civil Code Section 1542.  THE EXECUTIVE ACKNOWLEDGES THAT HE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE

TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

BEING AWARE OF SAID CODE SECTION, THE EXECUTIVE HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

(c)           Older Workers Benefit Protection Act of 1990.  In accordance with the Older Workers Benefit Protection Act of 1990, the Executive acknowledges that he is aware of the following:

(i)            He has a right to consult with an attorney before accepting this offer;

(ii)           He has twenty-one (21) days from the date this offer is received to consider this offer; and

(iii)          He has seven (7) days after accepting this offer to revoke his acceptance, and his acceptance will not be effective until that revocation period has expired.

9.             NOTICES.  All notices, requests, demands, claims, and other communications hereunder shall be in writing.  Any notice, request, demand, claim or other communication hereunder shall be delivered personally to the recipient, delivered by United States Post Office mail (postage prepaid and return receipt requested), telecopied to the intended recipient at the number set forth therefor below (with hard copy to follow), or sent to the recipient by reputable express courier service (charges prepaid) and addressed to the intended recipient as set forth below:

If to the Company, to:

Guitar Center, Inc.
5795 Lindero Canyon Road

Westlake Village, CA 91362

Attention:  General Counsel
Telephone:  (818) 735-8800
Telecopier:  (818) 735-4923

With copies to:

Latham & Watkins LLP
135 Commonwealth Drive
Menlo Park, California  94025
Attention:  Anthony J. Richmond, Esq.
Telephone:  (650) 328-4600

Telecopier:  (650) 463-2600

If to the Executive, to:

Larry Thomas
6390 Chesebro Road
Agoura Hills, CA  91301

With copies to:

O’Melveny & Meyers LLP
1999 Avenue of the Stars, Suite 700

Los Angeles, CA 90067

Attention:  Richard R. Ross, Esq.
Telephone:  (310) 553-6700

Telecopier:  (310) 246-6779

or such other address as the recipient party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.  Any such communication shall deemed to have been delivered and received (a) when delivered, if personally delivered, sent by telecopier or sent by overnight courier, and (b) on the fifth business day following the date posted, if sent by mail.

10.           GENERAL PROVISIONS.

(a)           Severability/Enforcement.

(i)            It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.  Without limiting the generality of the preceding sentence, if at the time of enforcement of this Agreement or Sections 6, 7 or 8 of the Employment Agreement, a court holds that the restrictions stated therein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the failure of all or any of such provisions to be enforceable shall not impair or affect the obligations of the Company to pay compensation or severance obligations under this Agreement.

(ii)           Because the Executive’s services are unique and because the Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement by the Executive.  Therefore, in the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

(iii)          In addition to the foregoing, and not in any way in limitation thereof, or in limitation of any right or remedy otherwise available to the Company, if the Executive materially violates any provision of this Agreement or Sections 6, 7 or 8 of the Employment Agreement (and such violation, if unintentional on the part of the Executive, continues for a period of 30 days following receipt of written notice from the Company), any payments then or thereafter due from the Company to the Executive may be terminated forthwith and upon such election by the Company, the Company’s obligation to pay and the Executive’s right to receive such payments shall terminate and be of no further force or effect.  The Executive’s obligations under this Agreement and Sections 6, 7 or 8 of the Employment Agreement shall not be limited or affected by, and such provisions shall remain in full force and effect notwithstanding the termination of any payments by the Company in accordance with this Section 10(a)(iii).  The exercise of the right to terminate such payments shall not be deemed to be an election of remedies by the Company and shall not in any manner modify, limit or preclude the Company from exercising any other rights or seeking any other remedies available to it at law or in equity.

(b)           Complete Agreement.  This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including the Employment Agreement; provided, however, that Sections 6, 7 and 8 of the Employment Agreement shall survive termination of the Employment Agreement and continue in full force and effect; provided, further, that any rights of the Executive hereunder are in addition to any rights the Executive may have under benefit plans, agreements or arrangements to which he is a party or is a participant or the New Employment Agreement, and this Agreement shall not abrogate any such rights.

(c)           Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Executive and the Company and their respective successors, assigns, heirs, representatives and estate; provided, however, that the rights and obligations of the Executive under this Agreement shall not be assigned without the prior written consent of the Company.

(d)           Governing Law.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF CALIFORNIA,

OR ANY OTHER JURISDICTION), THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA TO BE APPLIED.  IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF CALIFORNIA WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

(e)           Jurisdiction, Etc.

(i)            Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any California state court or federal court of the United States of America sitting in the State of California, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such California state court or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(ii)           Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any California state or federal court.  Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(iii)          The Company and the Executive further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by law.

(f)            Amendment and Waiver.  The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

(g)           Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

(h)           Headings.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(i)            Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(j)            Negotiation of Agreement.  Each of the parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel.  Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation.  Accordingly, any rule of law, or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it, is of no application and is hereby expressly waived.  The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties and this Agreement.  The Executive further acknowledges that he has had an opportunity to review this Agreement with his own tax advisors and accountants and that he is relying solely on such advisors and his independent legal counsel and not on any statements or representations of the Company or any of its agents as to the legal, tax or accounting consequences of this Agreement, including, without limitation, the federal, state and local income tax and related withholding obligations of the Executive in connection therewith.

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement Termination Agreement as of the date first written above.

GUITAR CENTER, INC.

By:	BRUCE ROSS
Name: Bruce Ross
Title: Chief Financial Officer

By:	LARRY THOMAS
Larry Thomas